UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 02, 2023

Thorne HealthTech, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40826	27-2877253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 W. 57th Street
New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (929) 251-6321

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	THRN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 11, 2023, Thorne HealthTech, Inc. (the “Company”) received a notice (the “Notice”) from The Nasdaq Stock Market LLC (the “Nasdaq”) stating that, as a result of the previously disclosed resignation of Takeshi Minakata from the Board of Directors of the Company (the “Board”), effective August 15, 2023, the Company is no longer in compliance with Nasdaq Listing Rule 5605, which, in relevant part, requires the Board to be comprised of a majority of directors who qualify as independent under the Nasdaq Listing Rules and the Securities Exchange Act of 1934, as amended.

As previously disclosed, on June 6, 2023, Nasdaq previously notified the Company that it did not comply with Nasdaq’s audit committee requirements under Nasdaq Listing Rule 5605 (the “Audit Committee Letter”).

The Notice indicates that, consistent with Nasdaq Listing Rule 5605(b)(1)(A), Nasdaq is providing the Company with the balance of the cure period to regain compliance as noted in the Audit Committee Letter, as follows: (i) until the earlier of the Company’s next annual meeting of stockholders or April 1, 2024; or (ii) if the next annual meeting of stockholders is held before September 28, 2023, then the Company must evidence compliance no later than September 28, 2023. In the event the Company does not regain compliance prior to the expiration of the applicable cure period, the Nasdaq Listing Rules require the Nasdaq’s Staff to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Hearings Panel.

The Notice has no immediate effect on the Company’s Nasdaq listing and its common stock will continue to be listed under the symbol “THRN.”

On August 27, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Healthspan Buyer, LLC and Healthspan Merger Sub, Inc. (“Purchaser”), pursuant to which the Purchaser has agreed to acquire all issued and outstanding shares of the Company’s common stock at a purchase price of $10.20 per share (the “Merger”), net to the seller in cash without interest and less any required withholding taxes and certain adjustments, through a tender offer and second step merger process. Assuming timely satisfaction of all closing conditions set forth in the Merger Agreement, and upon consummation of the Merger, the Company will become privately held prior to the end of the cure period described above. Given the pendency of the Merger, the Company is not actively working to regain full compliance with Nasdaq Listing Rule 5605. However, the Company would expect to be compliant with Nasdaq Listing Rule 5605, to the extent it remains applicable, by or before the end of the cure period described above.

Item 8.01 Other Events.

On September 2, 2023, the Board determined that current director Toshitaka Inuzuka qualifies as an independent director under the Nasdaq Listing Rules and the Securities Exchange Act of 1934, as amended, and appointed Mr. Inuzuka as the third member of its Audit Committee. With this appointment, the Company expects to regain compliance with the audit committee requirements under Nasdaq Listing Rule 5605.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNE HEALTHTECH, INC.

Date:	September 18, 2023	By:	/s/ Saloni S. Varma
Saloni S. Varma Chief Financial Officer